RPM  [logo]

RPM, INC. - 2628 Pearl Road - P.O. Box 777 - Medina, Ohio 44258 - 216-273-5090 - Fax 216-225-8743
____________________________________________________________________


                              September 18, 1995




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:     RPM, Inc.
                Form S-3 Registration Statement
                (Reg. No. 33-61513)
                -------------------------------

        RPM, Inc. hereby requests that the effective date of the above-referenced Registration Statement be accelerated to 10:00 a.m. on Thursday, September 21, 1995 or as soon thereafter as is practicable.

                                Very truly yours,

                                /s/James A. Karman

                                James A. Karman
                                President and
                                Chief Operating Officer